David S. Hall, P.C.
                          Certified Public Accountant

                                  EXHIBIT 23.1

                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS
                    ---------------------------------------

We consent to the use of the inclusion of our name under the heading "Experts" in the Form S-8 filed with the Securities & Exchange Commission for the report dated January 6, 2006 on the 2005 Sonoma Individual Plan.


SIGNATURE


/s/ David S. Hall, P.C.
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David S. Hall, P.C.
Dallas, Texas


January 6, 2006